UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2010

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.03 is incorporated by reference here.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 30, 2010, Web.com Group, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of Register.com (Cayman) LP, a Cayman limited partnership (“Register.com LP”), a provider of global domain name registration and complementary website design and management services  pursuant to that certain Purchase Agreement among Web.com Group, Inc., Register.com GP (Cayman) Ltd, each seller named therein and Register.com (Cayman) Limited Partnership, dated June 17, 2010 (the “Purchase Agreement”). The interests in Register.com LP were purchased from (i) Register.com GP (Cayman) Ltd., an exempted company incorporated under the laws of the Cayman Islands, and (ii) the limited partners of Register.com LP. Consideration for the acquisition of the limited partnership interests was approximately $135 million financed with a $95 million term loan and a $15 million revolving credit facility, each pursuant to the Credit Agreement (as defined below), approximately $20 million in cash and a $5 million seller note.

The Escrow Agreement and Note executed in connection with the Acquisition are filed hereto as Exhibits 99.1 and 99.2, respectively.  The Purchase Agreement was filed as Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.  These agreements are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2010, the Company entered into a $110,000,000 credit facility, pursuant to a Credit Agreement, dated as of July 30, 2010, by and among the Company, Royal Bank of Canada, as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and the lenders from time to time party thereto (the “Credit Agreement”).  The Credit Agreement provides for (i) a five-year $95 million term loan facility (the “Term Loan Facility”) and (ii) a five-year revolving credit facility of $15 million (the “Revolving Credit Facility”), which includes a $5 million swing line loan subfacility and a $5 million letter of credit subfacility (the Term Loan Facility and Revolving Credit Facility are referred to together as the “Credit Facility”). The proceeds of the Credit Facility were fully drawn on July 30, 2010, and were used to finance a portion of the Acquisition.  After being repaid, the proceeds of the Revolving Credit Facility may be redrawn and used for ongoing working capital and other general corporate purposes.

Loans under the Credit Facility bear interest, at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 4.5% per annum, or the prime lending rate plus an applicable margin equal to 3.5% per annum. The applicable margins are subject to adjustment based on the Company’s consolidated leverage ratio. The Company must also pay (i) a commitment fee of 0.5% per annum on the actual daily amount by which the revolving credit commitment exceeds then-outstanding revolving credit loans under the Revolving Credit Facility and (ii) a letter of credit fee equal to the applicable margin as applied to LIBOR loans under the Revolving Credit Facility and (iii) a fronting fee of 0.125% per annum, calculated on the daily amount available to be drawn under each letter of credit issued under the Credit Facility.

The Company is permitted to make voluntary prepayments at any time without payment of a premium, and is required to make mandatory prepayments of term loans (without payment of a premium) with (i) net cash proceeds from certain asset sales (subject to reinvestment rights), (ii) net cash proceeds from certain issuances of debt, (iii) beginning with the fiscal year ending December 31, 2011, a percentage of 50% or 33% of the Company’s excess cash flow, based on the Company’s consolidated leverage ratio, and (iv) certain casualty proceeds and condemnation awards (subject to reinvestment rights). The term loans under the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 10% of the original principal amount thereof in the first year, 12.5% in the second, third and fourth years and 52.5% in the fifth year, with any remaining balance payable on the final maturity date of the term loans.

The Company’s obligations under the Credit Facility are guaranteed by certain of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries.

The obligations of the Company and the subsidiary guarantors under the Credit Facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of certain of the Company’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in substantially all assets of the Company and each subsidiary guarantor, except to the extent the pledge of capital stock of a foreign subsidiary owned by the Company or any such subsidiary guarantor would result in adverse tax consequences.

The Credit Agreement contains customary representations, warranties and affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions.  The Credit Agreement contains financial covenants that require the Company to maintain a minimum consolidated fixed charge coverage ratio and a maximum consolidated leverage ratio. The Credit Agreement also includes customary events of default, including a change of control and cross-defaults on the Company’s or any subsidiary guarantor’s material indebtedness.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.17 hereto.

Item 8.01 Other Events

On August 2, 2010, the Company issued a press release, which is filed as Exhibit 99.3 hereto and incorporated by reference herein, announcing the completion of the Acquisition.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

         The financial statements required by Item 9(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the date this report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9(b) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the date this report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No.	Description
2.02	Purchase Agreement among Web.com Group, Inc., Register.com GP (Cayman) Ltd, each seller named therein and Register.com (Cayman) Limited Partnership, dated June 17, 2010.(1)
10.17	Credit Agreement among Web.com Group, Inc., The Several Lenders from Time To Time Parties Thereto, Wells Fargo Bank, National Association and Royal Bank of Canada, dated July 30, 2010.
99.1	Escrow Agreement, dated July 30, 2010, among Web.com Group, Inc., Register.com GP (Cayman) Ltd. and Wells Fargo Bank, National Association.
99.2
Note, dated July 30, 2010, executed and delivered by Web.com Group, Inc. under and pursuant to the terms of the Purchase Agreement among Web.com Group, Inc., Register.com GP (Cayman) Ltd, each seller named therein and Register.com (Cayman) Limited Partnership, dated June 17, 2010.

99.3	Press Release dated August 2, 2010 issued by Web.com Group.
 (1) Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-51595) filed with the Securities and Exchange Commission on August 4, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: August 5, 2010
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Index of Exhibits

Exhibit No.	Description
2.02	Purchase Agreement among Web.com Group, Inc., Register.com GP (Cayman) Ltd, each seller named therein and Register.com (Cayman) Limited Partnership, dated June 17, 2010.(1)
10.17	Credit Agreement among Web.com Group, Inc., The Several Lenders from Time To Time Parties Thereto, Wells Fargo Bank, National Association and Royal Bank of Canada, dated July 30, 2010.
99.1	Escrow Agreement, dated July 30, 2010, among Web.com Group, Inc., Register.com GP (Cayman) Ltd. and Wells Fargo Bank, National Association.
99.2
Note, dated July 30, 2010, executed and delivered by Web.com Group, Inc. under and pursuant to the terms of the Purchase Agreement among Web.com Group, Inc., Register.com GP (Cayman) Ltd, each seller named therein and Register.com (Cayman) Limited Partnership, dated June 17, 2010.

99.3	Press Release dated August 2, 2010 issued by Web.com Group.
 (1) Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-51595) filed with the Securities and Exchange Commission on August 4, 2010, and incorporated herein by reference.